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                                                                    EXHIBIT 10.6

                      THE AMERICAN INSTITUTE OF ARCHITECTS


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                               AIA Document A101

                       STANDARD FORM OF AGREEMENT BETWEEN
                              OWNER AND CONTRACTOR
                        where the basis of payment is a
                                 STIPULATED SUM
                                  1987 EDITION

      THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

 The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.

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AGREEMENT made as of the Eighteenth day of March in the Year of Nineteen Hundred
and Ninety Eight

BETWEEN the Owner:         The First National Bank of South Mississippi
                           Hattiesburg, Mississippi

and the Contractor:        Piercon, Inc.
                           Hattiesburg, Mississippi

The Project is:            Branch Bank Building for
                           The First National Bank of South Mississippi
                           Hattiesburg, Mississippi

The Architect is:          David K. Hemeter
                           Hattiesburg, Mississippi

The Owner and Contractor agree as set forth below.

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                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.

                                   ARTICLE 2
                           THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

         The entire Work.

                                   ARTICLE 3
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner. Date of commencement shall be specified in a Notice to Proceed to be issued by the Architect.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 The contract shall achieve Substantial Completion of the entire Work not later than Two Hundred and Ten (210) consecutive calendar days from date of commencement specified in Notice to Proceed, subject to adjustments of this Contract Time as provided in the Contract Documents.

                                   ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Four Hundred Sixty Eight Thousand Eight Hundred Eighty


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Four and no/100 Dollars ($468,884.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

Contract Sum is Contractor's Base Bid.

The Owner reserves the right to accept any or all Alternate Bids within Thirty
(30) days from date of this Contract. If Owner chooses to accept any Alternative Bids, a Change Order will be issued, lowering the Contract sum by the total of the sums on the Form of Proposal for the Alternates accepted.

4.3   Unit prices, if any, are as follows: No unit prices.

                                   ARTICLE 5
                               PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

The period covered by each Application for Payment shall be one calendar month ending the Twenty-Fifth day of the month.

5.3 Provided an Application for Payment is received by the Architect not later than the first day of a month, the Owner shall make payment to the Contractor not later than the tenth day of the month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than ten days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the Schedule of Values submitted by the Contractor in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This Schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.


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5.6   Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the Schedule of Values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent (10%);

5.6.3 Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to ninety percent (90%) of the Contract sum, less such amounts as the Architect shall determine for Incomplete Work and unsettled claims; and

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contract or, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8   Reduction or limitation of retainage, if any, shall be as follows:

                                   ARTICLE 6
                                 FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate of Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:


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                                   ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.


(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3   Other provisions

                                   ARTICLE 8
                           TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                   ARTICLE 9
                       ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated February 11, 1998, and are as follows:


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
DOCUMENT                                 TITLE                         PAGES
Modifications to General Conditions      1. Cleaning Up                GC-1
                                         2. Payments and Completion    GC-1
                                         3. Insurance                  GC-1,
                                                                       GC-2

9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:

SECTION           TITLE                               PAGES
1                 Special Conditions                  1-1
2                 Site Development                    2-1 thru 2-3
3                 Concrete                            3-1 thru 3-3
4                 Masonry                             4-1
5                 Metals                              5-1
6                 Wood and Plastics                   6-1 thru 6-3
7                 Thermal and Moisture Protection     7-1 thru 7-3
8                 Doors And Windows                   8-1, 8-2
9                 Finishes                            9-1, 9-2
10                Specialties                         10-1
11                Equipment                           11-1
15000             Mechanical                          15010 thru 15900-1
16                Electrical                          16010-1 thru 16700-3

9.1.5 The Drawings are as follows, and are dated February 11, 1998 unless a different date is shown below:

NUMBER            TITLE                      DATE
SD-1              Site Development
A-1 thru A-7      Architectural
S-1               Structural
M-1 thru M-A      Mechanical
E-1 thru E-3      Electrical

9.1.6 The addenda, if any, are as follows:

NUMBER            DATE                       PAGES
1                 March 10, 1998             1

Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:


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This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER                                           CONTRACTOR

The First National Bank of South Mississippi          Piercon, Inc.

      /s/ David E. Johnson                            /s/ Bill Novak
-----------------------------------             --------------------------------
(Signature)                                     (Signature)


David E. Johnson, CEO and President                Bill Novak, Vice President
-----------------------------------             --------------------------------
(Printed name and title)                        (Printed name and title)


CAUTION: You should sign an original AIA document which has this caution printed in printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.


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